SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under sec. 240.14a-12
ALLERGAN, INC.

(Name of Registrant as specified in its charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	Fee not required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

2525 Dupont Drive, Irvine, CA 92612 (714) 246-4500
August 3, 2006
Dear Stockholder:
      You are cordially invited to attend a special meeting of stockholders of Allergan, Inc., to be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, on Wednesday, September 20, 2006 at 10:00 a.m. local time. We hope you will be present at the special meeting, where you will be asked to consider and vote upon a proposal to approve an amendment to Allergan’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock.
      The attached notice of special meeting and Proxy Statement describe the matters to be acted upon at the special meeting. If you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the telephone or internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Allergan common stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.
      Whether or not you plan to attend the special meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the special meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or internet voting system. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.

David E.I. Pyott
Chairman of the Board and
Chief Executive Officer

2525 Dupont Drive, Irvine, CA 92612
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2006
TO OUR STOCKHOLDERS:
      A special meeting of stockholders of Allergan, Inc., a Delaware corporation (“Allergan” or the “Company”), will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, on Wednesday, September 20, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To approve an amendment to the Allergan, Inc. Restated Certificate of Incorporation, as amended, to increase the total number of shares of common stock that the Company is authorized to issue from 300,000,000 to 500,000,000; and

2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.
      The Board of Directors has adopted a resolution stating the proposed amendment to the Allergan, Inc. Restated Certificate of Incorporation, as amended, and declaring its advisability. The Board of Directors has fixed August 14, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and, consequently, only stockholders whose names appeared on the Company’s books as owning the Company’s common stock at the close of business on August 14, 2006 will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. It is important that your shares of common stock be represented and voted at the special meeting. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the special meeting. Should you receive more than one proxy card because your shares of common stock are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card to ensure that all of your shares of common stock are voted. A postage-prepaid envelope is enclosed for that purpose. You may also vote your proxy by calling the toll-free telephone number shown on your proxy card or by visiting the Internet website address shown on your proxy card. Your proxy may be revoked at any time prior to the special meeting. If you attend the special meeting and vote by ballot, any proxy that you previously submitted will be revoked automatically and only your vote at the special meeting will be counted. However, if your shares of common stock are held of record by a broker, bank or other nominee, your vote in person at the special meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

By Order of the Board of Directors

Douglas S. Ingram
Executive Vice President,
General Counsel and Secretary
Irvine, California
August 3, 2006

SEPTEMBER 20, 2006 SPECIAL MEETING OF STOCKHOLDERS
NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

i

ALLERGAN, INC.
2525 Dupont Drive, Irvine, California 92612
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 20, 2006
PROXY STATEMENT
Solicitation of Proxies by Allergan’s Board of Directors
      The Board of Directors (the “Board”) of Allergan, Inc. (“Allergan” or the “Company”) is soliciting proxies to be used at the Company’s Special Meeting of Stockholders, to be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California 92614, on Wednesday, September 20, 2006 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Special Meeting”). This Proxy Statement and the enclosed form of proxy are being mailed to the Company’s stockholders on or about August      , 2006.
Who Can Vote, Outstanding Shares
      Record holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of August 14, 2006 (the “Record Date”), may vote at the Special Meeting. Each record holder of Common Stock on such date will be entitled to one vote for each share held on the matters to be voted upon at the Special Meeting. As of the Record Date, there were                      shares of Common Stock (exclusive of approximately                      shares of Common Stock held in treasury) outstanding, each entitled to one vote. The shares of Common Stock held in the Company’s treasury will not be voted at the Special Meeting. There were approximately                      stockholders of record as of the Record Date.
How You Can Vote
      Stockholders of record on the Record Date are eligible to vote at the Special Meeting using one of four methods:

•	Voting in Person. To vote in person, you must attend the Special Meeting and follow the procedures for voting announced at the Special Meeting;

•	Voting by Mail. To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided;

•	Voting by Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card; or

•	Voting by Internet. To vote via the Internet, use the website indicated on the enclosed proxy card, which is available 24 hours a day.
      The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and to confirm that their voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 a.m. Central Standard Time on September 19, 2006. If you vote via the Internet or by telephone, you may incur costs such as usage charges from telephone companies or Internet service providers and you must bear these costs. Please note that while all stockholders of record on the Record Date may vote in person or by mail, certain banks and brokerages do not allow for voting by telephone or via the Internet. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

How You May Revoke or Change Your Vote
      Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Special Meeting. A proxy may be revoked by a stockholder of record:

•	delivering a written notice of revocation to the Secretary of the Company at or before the Special Meeting;

•	presenting to the Secretary of the Company at or before the Special Meeting a later dated proxy executed by the person who executed the prior proxy; or

•	attending the Special Meeting and voting in person.
      If your shares are held in street name, you must contact your broker or other nominee to revoke your proxy or change your vote.
      Attendance at the Special Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy may be sent to Allergan, Inc., Attn: Secretary, 2525 Dupont Drive, P.O. Box 19534, Irvine, California 92623, or hand delivered to the Secretary of the Company at or before the voting at the Special Meeting.
General Information on Voting
      Each share of Common Stock represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR approval of the proposal to amend the Allergan, Inc. Restated Certificate of Incorporation, as amended, to increase the total number of shares of Common Stock that the Company is authorized to issue. As to any other business that may properly come before the Special Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment, although the Company does not presently know of any other business.
      Brokers holding shares of record for customers are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority on such matter.
Quorum and Required Vote
      The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or in person at the Special Meeting. The inspector of elections will also determine whether or not a quorum is present. In order to constitute a quorum for the conduct of business at the Special Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes,” will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists.
      Approval of Proposal 1 requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. Abstentions will have the same effect as a negative vote. The approval of Proposal 1 is a routine proposal on which the Company expects that brokers or other nominees will be entitled to vote without receiving instructions from the record holder of the applicable shares of Common Stock. Accordingly, no broker non-votes will result from this proposal.
Costs of Solicitation
      The total cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile or in person. The Company has retained Georgeson, Inc. to assist in the solicitation of proxies for a fee not to exceed $9,000, plus the reimbursement of reasonable out-of-pocket expenses. The Company will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of the Common Stock.
Confidentiality
      It is the Company’s policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances:

•	to allow the independent inspector of elections appointed for the Special Meeting to certify the results of the vote;

•	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

•	where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of the tabulation of such proxies, ballots or votes;

•	where a stockholder expressly requests disclosure or has made a written comment on a proxy card;

•	where contacting stockholders by the Company is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to the Company by the independent inspector of elections appointed for the Special Meeting;

•	aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the meeting of stockholders at which they are relevant; and

•	in the event of any solicitation of proxies or written consents with respect to any of the securities of the Company by a person other than the Company of which solicitation the Company has actual notice.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
      The Board has determined that it is in the Company’s best interest and in the best interest of the Company’s stockholders to further amend the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of Common Stock from 300,000,000 shares to 500,000,000 shares. The Board unanimously approved the proposed amendment to the Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the “Amendment”), declared it to be advisable and hereby seeks the approval of the Amendment by the Company’s stockholders.
      If the Amendment is approved by the Company’s stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Special Meeting.
Purpose of the Amendment
      The purpose of the Amendment is to increase the total number of authorized shares of Common Stock from 300,000,000 shares to 500,000,000 shares. The additional authorized shares could be used by the Company for business and financial purposes as determined by the Board from time to time to be necessary or desirable. Subject to favorable market conditions and approval of the Amendment, the Company currently plans to use a number of the additional shares of Common Stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of Common Stock. The Board anticipates approving a two-for-one stock split in the future, but the final decision on when or whether to implement a stock split and the magnitude of the stock split will be based on market conditions and remain in the Board’s sole discretion. The proposed increase in the number of authorized shares of Common Stock is necessary because the current number of authorized shares of Common Stock that are not reserved or outstanding is not sufficient to effect a two-for-one stock split. Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this Proxy Statement and will not be solicited in the future in order to effect the stock split.
      The objective of a stock split would be to lower the market price of the Common Stock in inverse proportion to the stock split. Such lower price would be expected to increase the liquidity and broaden the marketability of the Common Stock to a larger group of investors. The Board may decide, however, in the best interests of the Company and due to market conditions or otherwise, not to effect a stock split. Therefore, no assurances can be given that the Board will effect a stock split, even if the Amendment is approved.
      If a stock split is effected, each stockholder would receive, for each share of Common Stock held by such stockholder on the record date for the stock split that would be established by the Board, a dividend of the Common Stock. For example, if the Board declares a two-for-one stock split, each stockholder would receive one additional share of Common Stock for each share held. In addition, the Company’s outstanding stock options, stock purchase rights and warrants, if any, would be proportionately adjusted such that the number of shares underlying the Company’s outstanding stock options, stock purchase rights and warrants would be increased (for example, doubled in a two-for-one stock split) and the exercise price would be reduced (for example, halved in a two-for-one stock split). In the event of a stock split, the Company will apply for listing of the additional shares of Common Stock to be issued on the New York Stock Exchange.
      As of the Record Date, there were                      shares of Common Stock outstanding and held by the Company’s stockholders. In addition to these shares, as of the Record Date, there were                      shares of Common Stock reserved for issuance under the Company’s equity incentive plans, stock options and warrants and                      shares of Common Stock reserved for issuance upon conversion of the Company’s 1.50% Convertible Senior Notes due 2026.
      Other possible business and financial uses for the additional shares of Common Stock include, without limitation, future stock splits, raising capital through the sale of Common Stock, acquiring other companies, businesses or products in exchange for shares of Common Stock, attracting and retaining employees by the issuance of additional securities under the Company’s various equity compensation plans, and other transactions and corporate purposes that the Board deems are in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules of the New York Stock Exchange. Other than a possible stock split and issuances pursuant to employee benefit plans and currently outstanding convertible securities and warrants, as of the date of this Proxy Statement the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.
Possible Effects of the Amendment
      Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. The proposed stock split, should it be effected, would reduce the Company’s earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in the Company. However, to the extent that the additional authorized shares of Common Stock are issued in the future outside of the proposed stock split, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.
      The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
      The Company could also use the additional shares of Common Stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.
Recommendation of the Board of Directors
      THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Directors and Executive Officers
      The following table sets forth information as of July 28, 2006 regarding the beneficial ownership of Common Stock by each director, each of the executive officers named in the Summary Compensation Table in the Proxy Statement for the Company’s Annual Meeting of Stockholders held in 2006, and all of the directors and executive officers of the Company as a group.

	Shares of	Rights to
	Common Stock	Acquire
	Beneficially	Beneficial		Percent of
	Owned(1)	Ownership(2)	Total	Class(3)

Class I Directors:
Trevor M. Jones, Ph.D.	6,120	3,470	9,590	*
Louis J. Lavigne, Jr.(4)	5,400	—	—	*
Leonard D. Schaeffer(5)	22,837	15,259	38,096	*

Class II Directors:
Herbert W. Boyer, Ph.D.(6)	22,800	14,100	36,900	*
Robert A. Ingram	9,000	2,850	11,850	*
David E.I. Pyott(7)	47,339	1,545,103	1,592,442	1.06%
Russell T. Ray	10,800	7,500	18,300	*

Class III Directors:
Handel E. Evans	29,125	36,155	65,280	*
Michael R. Gallagher	18,200	12,890	31,090	*
Gavin S. Herbert(8)	187,803	7,500	195,303	*
Stephen J. Ryan, M.D.	9,468	8,792	18,260	*

Other Named Executive Officers:
F. Michael Ball(9)	7,793	164,601	172,394	*
Douglas S. Ingram	7,077	195,177	202,254	*
Scott M. Whitcup, M.D.	10,527	72,414	82,941	*
Roy J. Wilson	4,113	21,000	25,113	*
All current directors and executive officers as a group (18 persons, including those named above)	421,189	2,300,395	2,716,184	1.80%

* Beneficially owns less than 1% of our outstanding Common Stock.

(1)	In addition to shares held in the individual’s sole name, this column includes shares held by the spouse of the named person and shares held in various trusts. This column also includes, for employees, shares held in trust for the benefit of the named employee in the Company’s Savings and Investment Plan and Employee Stock Ownership Plan as of July 28, 2006.

(2)	Shares which the person or group has the right to acquire within 60 days of July 28, 2006. For employees (Messrs. Pyott, Ball, Ingram, and Wilson and Dr. Whitcup), these shares may be acquired upon the exercise of stock options. For the non-employee directors, this number represents the number of shares that may be acquired upon the exercise of stock options within 60 days of June 28, 2006 and shares accrued under the Deferred Directors’ Fee (DFF) Program as of July 28, 2006. Under the DFF Program, participants elect to defer all or a portion of their annual retainer and meeting fees, with such deferred amounts treated as having been invested in the Common Stock. These shares are distributed upon termination of a director’s service on the Board.

(3)	Based on 150,794,965 shares of Common Stock outstanding as of July 28, 2006.

(4)	Includes 3,600 shares held directly and 1,800 shares beneficially owned by a trust for which Mr. Lavigne serves as co-trustee and beneficiary.

(5)	Includes 9,029 shares held directly and 13,807 shares beneficially owned by a trust for which Mr. Schaeffer serves as trustee and beneficiary.

(6)	Includes 5,400 shares held directly and 17,400 shares beneficially owned by a trust for which Mr. Boyer serves as trustee and beneficiary.

(7)	Includes 5,900 shares held directly and 39,175 shares beneficially owned by trusts for which Mr. Pyott serves as trustee and beneficiary.

(8)	Includes 1,800 shares held directly and 186,003 shares beneficially owned by trusts for which Mr. Herbert serves as trustee and beneficiary.

(9)	Includes 1,481 shares held directly and 2,735 shares beneficially owned by a trust for which Mr. Ball serves as trustee and beneficiary.
Stockholders Holding 5% or More
      Except as set forth below, management of the Company knows of no person who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock.

	Shares Beneficially		Percent of
Name and Address of Beneficial Owners	Owned		Class(1)

FMR Corp.	16,085,889	(2)	10.67%
82 Devon Street
Boston, MA 02109

Capital Group International, Inc.	13,173,350	(3)	8.74%
11100 Santa Monica Boulevard
Los Angeles, CA 90025

Barclays Global Investors, NA	11,109,824	(4)	7.37%
Walker House Mary Street PO Box 908 GT
George Town, Grand Cayman (Cayman Islands)

UBS AG	9,550,994	(5)	6.33%
Bahnhofstrasse 45
P.O. Box CH-8021
Zurich, Switzerland

(1)	Based on 150,794,965 shares of Common Stock outstanding as of July 28, 2006.

(2)	Based on the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on January 10, 2006 by FMR Corp. (“FMR”) on behalf of itself and affiliated persons and entities. The affiliated persons and entities include: Fidelity Management & Research company (“FMRC”), a wholly owned subsidiary of FMR; Mr. Edward C. Johnson, the Chairman of FMR; Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR; Fidelity International Limited (“FIL”), which operates as an entity separate and independent of FMR; and Strategic Advisers, Inc., a wholly owned subsidiary of FMR. Such filing reports that: FMRC, as a result of acting as investment advisor to various investment companies (the “Funds”), beneficially owns 15,435,190 shares; FMTC, as a result of serving as investment manager of institutional accounts, beneficially owns 332,955 shares; FIL beneficially owns 314,460 shares; and Strategic Advisers, Inc. beneficially owns 3,284 shares. Both Mr. Edward C. Johnson, the Chairman of FMR, and FMR, through its control of FMRC and the Funds, have the sole power to direct the disposition of the Funds’ 15,435,190 shares. In addition, both Mr. Johnson and FMR, through its control of FMTC, each has sole power to dispose of or direct the disposition of and the sole power to vote or to direct the voting of its 332,955 shares owned by the institutional account(s) as reported therein. Neither FMR nor Mr. Johnson has the sole power to vote or to direct the voting of any of FMRC’s or the Fund’s shares; FMRC carries out the voting of shares through underwritten guidelines established by the Fidelity Funds’ Boards of Trustees. A partnership controlled predominantly by members of the family of Mr. Johnson or trusts for their benefit owns shares of FIL voting stock with the right to cast approximately 38% or the total votes which may be cast by all holders of FIL voting stock.

(3)	Based on the information provided pursuant to a joint statement on an amended Schedule 13G filed with the SEC on April 10, 2006 by Capital Group International, Inc. (“CGII”) and Capital Guardian Trust Company (“CGTC”). CGII is the parent holding company of a group of investment management companies (including CGTC) that hold investment power and, in some cases, voting power over these shares. CGII reported that it does not have direct investment power or voting power over these shares but it may be deemed to “beneficially own” these shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. CGII reported that it has the sole power to vote or to direct the voting of 10,067,630 shares and the sole power to dispose of or to direct the disposition of all of the shares. The amended Schedule 13G reported that CGTC, a bank as defined in Section 3(a)(6) of the Act, is deemed to be the beneficial owner of 8,715,320 shares as a result of its serving as the investment manager of various institutional accounts and has the sole power to vote or to direct the voting of 6,090,930 shares and the sole power to dispose of or to direct the disposition of 8,715,320 shares.

(4)	Based on information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 24, 2006 by Barclays Global Investors, NA (“BGI”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, LTD (“BGI LTD”) and Barclays Global Investors Japan Trust and Banking Company Limited (“BGI Japan”). BGI reported that it has sole voting power with respect to 7,973,104 shares and sole dispositive power with respect to 9,339,106 shares. BGFA reported that it has sole voting power with respect to 843,135 shares and sole dispositive power with respect to 848,825 shares. BGI LTD reported that it has sole voting power with respect to 868,114 shares and sole dispositive power with respect to 921,893 shares. The Schedule 13G reported that each of BGI, BGI LTD and BGI Japan is a bank as defined in Section 3(a)(6) of the Act, and BGFA is an investment advisor to various investment companies. The shares reported for BGI, BGFA, BGI LTD and BGI Japan are held by them for the economic benefit of the beneficiaries of those accounts.

(5)	Based on the information provided pursuant to a joint statement on an amended Schedule 13G filed with the SEC on February 14, 2006, by UBS AG for the benefit of and on behalf of the Traditional Investments division of the UBS Global Asset Management business group of UBS AG. UBS AG, a bank as defined in section 3(a)(6) of the Act, organized under the laws of Switzerland, is the parent of UBS Americas Inc., a Delaware corporation. UBS AG reported that it has the sole power to vote or direct the voting of 5,089,206 shares and the shared power to dispose of or direct the disposition of 9,550,994 shares.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement
      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2007 proxy statement, a stockholder’s proposal must be received by the Company no later than November 27, 2006 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

Stockholder Proposals for Annual Meeting
      The Company’s Restated Certificate of Incorporation contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders and not included in the Company’s proxy statement. Pursuant to the Company’s Restated Certificate of Incorporation, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary not less than 30 days nor more than 60 days prior to the meeting. If less than 40 days’ notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by the Secretary not later than 10 days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business or other stockholders supporting such proposal; (c) the class and number of shares of Common Stock that are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders supporting such proposal on the date of such stockholder notice; and (d) any material interest of the stockholder in such business. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s 2007 proxy statement stockholder proposals that it is not required to include under the Securities Exchange Act of 1934, including Rule 14a-8 thereunder.

Stockholder Nominations of Directors
      The Company’s Restated Certificate of Incorporation provides that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to Allergan, Inc., Attn: Secretary, 2525 Dupont Drive, P.O. Box 19534, Irvine, CA 92623. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) the consent of the proposed nominee; and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company’s books, of the stockholder and (ii) the class and number of shares of the capital stock of the Company that are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
      In the alternative, stockholders can at any time recommend for consideration by the Corporate Governance Committee qualified candidates for the Board meeting the qualifications described in this proxy statement under the heading “Corporate Governance Committee” by submitting to the Company any recommendations for director candidates, along with appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination, to the Corporate Governance Committee, c/o Allergan, Inc., Attn: Secretary, 2525 Dupont Drive, P.O. Box 19534, Irvine, CA 92623. Submissions satisfying the required qualifications will be forwarded to the Chairman of the Corporate Governance Committee or such other member of the Corporate Governance Committee delegated to review and consider candidates for director nominees.

Other Matters
      As of the date of this Proxy Statement, management knows of no other matters to be brought before the stockholders at the Special Meeting. Should any other matters properly come before the Special Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

Douglas S. Ingram
Executive Vice President,
General Counsel and Secretary
Irvine, California
August 3, 2006

EXHIBIT A
FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF
INCORPORATION OF ALLERGAN, INC.
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ALLERGAN, INC.,
A DELAWARE CORPORATION
      Allergan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
      1. The Board of Directors of the Corporation has duly adopted a resolution setting forth an amendment to the Corporation’s Restated Certificate of Incorporation in accordance with the provisions of Section 141 of the Delaware General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED that the Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating the first paragraph of ARTICLE 4 thereof to read in its entirety as follows:

“The aggregate number of shares which the Corporation shall have the authority to issue is 505,000,000, to be divided into (a) 500,000,000 shares of Common Stock, par value $.01 per share, and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share.”
      2. This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF the undersigned has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed as of the           day of                     , 2006 and hereby affirms and acknowledges under penalty of perjury that the filing of this Certificate of Amendment of Restated Certificate of Incorporation of Allergan, Inc. is the act and deed of Allergan, Inc.

Allergan, Inc.,
a Delaware corporation

By:

Douglas S. Ingram
Executive Vice President,
General Counsel and Secretary
ATTEST:

Matthew J. Maletta
Vice President,
Assistant General Counsel and Assistant Secretary

ALLERGAN, INC.
SPECIAL MEETING OF STOCKHOLDERS
Wednesday, September 20, 2006
10:00 A.M.
Hyatt Regency Irvine
17900 Jamboree Road
Irvine, CA, 92614
Allergan, Inc.
2525 Dupont Drive
Irvine, CA 92612
Proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on Wednesday, September 20, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Proposal 1.
By signing the proxy, you revoke all prior proxies and appoint Douglas S. Ingram and Matthew J. Maletta, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.
See reverse for voting instructions.
COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 a.m. (CT) on September 19, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/agn/ — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 a.m. (CT) on September 19, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Allergan, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Proposal 1.
1. To approve an amendment to Allergan’s Restated Certificate of Incorporation, as amended, to increase the total number of shares of common stock Allergan is authorized to issue from 300,000,000 to 500,000,000:

FOR	AGAINST	ABSTAIN
☐	☐	☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.